UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Norwegian Cruise Line Holdings Ltd. (the “Company”), the direct parent company of NCL Corporation Ltd., was a party to the Shareholders’ Agreement, dated January 24, 2013, as amended from time to time (the “Shareholders’ Agreement”), by and among the Company and certain shareholder parties thereto, including the Selling Shareholders (as defined below). The Shareholders’ Agreement provided certain shareholders party thereto certain rights with respect to the affairs of the Company, including, subject to certain limitations, the right to influence the voting of the ordinary shares of our Company held by other shareholders party thereto, the right to participate on a pro rata basis in any issuance of new ordinary shares of the Company and certain registration rights with respect to the ordinary shares of the Company, including the right to make written requests in unlimited numbers to the Company to register and thereby transfer all or a portion of their ordinary shares of the Company through registered secondary share offerings. This description of selected provisions of the Shareholders’ Agreement is qualified in its entirety by reference to the Shareholders’ Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 30, 2013 (File No. 001-35784), Amendment No.1 to the Shareholders’ Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 20, 2014 (File No. 001-35784) and the Waiver under the Shareholders’ Agreement, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 10, 2015 (File No. 001-35784).

On December 3, 2018, following the completion of the Offering (as defined below), the Selling Shareholders ceased to beneficially own any ordinary shares of the Company. In connection therewith, the Company entered into a termination agreement with the Selling Shareholders terminating, effective immediately, the Shareholders’ Agreement and all of the rights, obligations and provisions of the parties thereto, other than certain expense and indemnity provisions which survive the Shareholders’ Agreement indefinitely.

Item 8.01 Other Events.

On November 28, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, certain funds affiliated with Apollo Global Management, LLC and Star NCLC Holdings Ltd. (the “Selling Shareholders”) and Morgan Stanley & Co. LLC, as sole underwriter (the “Underwriter”), pursuant to which the Selling Shareholders agreed to sell 18,877,089 of the Company’s ordinary shares, par value $0.001 per share (the “Offering Shares”), to the Underwriter at a price of $50.50 per ordinary share (the “Offering”). The Offering closed on December 3, 2018. The Company did not sell any ordinary shares in the Offering and will not receive any proceeds from the Offering. Following the completion of the Offering, the Selling Shareholders did not beneficially own any ordinary shares of the Company.

Concurrently with and subject to the completion of the Offering, the Company repurchased from the Underwriter 1,683,168 ordinary shares (the “Repurchased Shares”) that were sold by the Selling Shareholders to the Underwriter at a price per share equal to the price per share paid by the Underwriter to the Selling Shareholders.

The Offering was made pursuant to a prospectus supplement, dated November 28, 2018, to the prospectus, dated March 3, 2017, which was included in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-216441), which became effective upon filing with the Securities and Exchange Commission on March 3, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Offering Shares by the Selling Shareholders to the Underwriter, the terms and conditions for the sale of the Repurchased Shares by the Underwriter to the Company, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 28, 2018, by and among the Company, the Selling Shareholders and the Underwriter.
5.1	Opinion of Walkers Bermuda.
23.1	Consent of Walkers Bermuda (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2018	NCL CORPORATION LTD.

	By:	/s/ Mark A. Kempa
Mark A. Kempa
Executive Vice President and Chief Financial Officer